SUBSIDIARIES OF HECTOR COMMUNICATIONS CORPORATION
                                   EXHIBIT 21

            Subsidiaries                           Jurisdiction of Incorporation
-----------------------------------------          ----------------------------
Arrowhead Communications Corporation                         Minnesota
Eagle Valley Telephone Company                               Minnesota
Granada Telephone Company                                    Minnesota
Indianhead Telephone Company                                 Wisconsin
North American Communications Corporation                    Minnesota
Pine Island Telephone Company                                Minnesota
Indianhead Communications Corporation                        Wisconsin
Mustang Communications Corporation                           Minnesota
Alliance Telecommunications Corporation                      Minnesota
    Felton Telephone Company                                 Minnesota
    Loretel Systems, Inc.                                    Minnesota
    Sleepy Eye Telephone Company                             Minnesota
    OU Connection, Inc.                                      Minnesota
    Loretel Financial Systems, Inc.                          Minnesota
    Hastad Engineering Co.                                   Minnesota
    Hager TeleCom, Inc.                                      Wisconsin
    Cannon Communications Corp.                              Minnesota

Arrowhead Communications Corporation, Eagle Valley Telephone Company, Granada Telephone Company, Indianhead Telephone Company, North American Communications Corporation, Indianhead Communications Corporation, Mustang Communications Corporation and Alliance Telecommunications Corporation are 100% owned by Hector Communications Corporation.

Pine Island Telephone Company is 69% owned by Hector Communications Corporation and 31% owned by Indianhead Telephone Company.

Loretel Systems, Inc., Sleepy Eye Telephone Company, Felton Telephone Company, Hager TeleCom, Inc., Cannon Communications Corporation and Loretel Financial Systems, Inc. are 100% owned by Alliance Telecommunications Corporation.

Hastad Engineering Company and OU Connection, Inc. are 100% owned by Sleepy Eye Telephone Company.

The financial statements of these subsidiaries are included in the Consolidated Financial Statements of Hector Communications Corporation.